As filed with the Securities and Exchange Commission on March 1, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rackable Systems, Inc.
(Exact name of registrant as specified in its charter)
Delaware	32-0047154
(State of Incorporation)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(408) 240-8300

(Address of principal executive offices, including zip code)

2005 Equity Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
2005 Employee Stock Purchase Plan
2006 New Recruit Equity Incentive Plan

(Full title of the plans)

Thomas K. Barton
Chief Executive Officer
Rackable Systems, Inc.
1933 Milmont Drive
Milpitas, CA 95035
(408) 240-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy J. Moore, Esq.	William P. Garvey, Esq.
Brett D. White, Esq.	General Counsel
Cooley Godward Kronish llp	Rackable Systems, inc.
Five Palo Alto Square	1933 Milmont Drive
3000 El Camino Real	Milpitas, CA 95035
Palo Alto, CA 94306	(408) 240-8300
(650) 843-5000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,949,702 shares	$17.68	$34,470,731.36	$1,058.25

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on February 26, 2007, as reported on the Nasdaq Global Select Market (pursuant to Rule 457(c) under the Act).

The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2005 Equity Incentive Plan	1,129,231	$17.68 (2)	$19,964,804.08
Shares reserved for future grant under the 2005 Non-Employee Directors’ Stock Option Plan	38,164	$17.68 (2)	$674,739.52
Shares reserved for future grant under the 2005 Employee Stock Purchase Plan	282,307	$17.68 (2)	$4,991,187.76
Shares reserved for future grant under the 2006 New Recruit Equity Incentive Plan	500,000	$17.68 (2)	$8,840,000.00
Proposed Maximum Offering Price	--------	-------	$34,470,731.36
Registration Fee			$1,058.25

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 1,129,231 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan, (b) 38,164 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan (c) 282,307 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, and (d) 500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2006 New Recruit Equity Incentive Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission, File Nos. 333-125760, 333-131976, 333-132564, 333-135677 and 333-137250, which relate to the Registrant’s foregoing plans, are incorporated herein by reference.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward Kronish llp.

99.1*	2005 Equity Incentive Plan and Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.2*	2005 Non-Employee Directors’ Stock Option Plan and Form of Non-statutory Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

99.3*	2005 Employee Stock Purchase Plan and Form of 2005 Employee Stock Purchase Plan Offering.

99.4**	2006 New Recruit Equity Incentive Plan, as amended. .

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

*	Documents incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Commission on February 4, 2005.

**	Document incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 1st day of March, 2007.

RACKABLE SYSTEMS, INC.

By:  /s/ Madhu Ranganathan

Madhu Ranganathan
Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Madhu Ranganathan and Thomas K. Barton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas K. Barton	Chief Executive Officer	March 1, 2007
Thomas K. Barton	(principal executive officer)

/s/ Madhu Ranganathan	Chief Financial Officer	March 1, 2007
Madhu Ranganathan	(principal financial and accounting officer)

/s/ Gary A. Griffiths	Director	March 1, 2007
Gary A. Griffiths

/s/ Hagi Schwartz	Director	March 1, 2007
Hagi Schwartz

/s/ Michael J. Maulick	Director	March 1, 2007
Michael J. Maulick

/s/ Ronald Verdoorn	Director	February 28, 2007
Ronald Verdoorn

/s/ Charles Boesenberg	Director	March 1, 2007
Charles Boesenberg

/s/ Mark Barrenechea	Director	March 1, 2007
Mark Barrenechea

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward Kronish llp.

99.1*	2005 Equity Incentive Plan and Form of Stock Option Agreement under the 2005 Equity Incentive Plan.

99.2*	2005 Non-Employee Directors’ Stock Option Plan and Form of Non-statutory Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

99.3*	2005 Employee Stock Purchase Plan and Form of 2005 Employee Stock Purchase Plan Offering.

99.4**	2006 New Recruit Equity Incentive Plan, as amended. .

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1.

24.1	Power of Attorney is contained on the signature pages.

*	Documents incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (333-122576), originally filed with the Commission on February 4, 2005.

**	Document incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on February 28, 2007.